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  HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS                Registered with the Public Company
              AND                               Accounting Oversight Board
     BUSINESS CONSULTANTS
  5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
     Phone: (801) 532-2200
      Fax: (801) 532-7944
        www.hbmcpas.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Cirtran Corporation


We consent to the use of our report dated March 14, 2005, in the Registration Statement of CirTran Corporation on Form SB-2, relating to the registration of 100,000,000 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this Registration Statement.



                                           HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
January 19, 2006











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